EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed registration statements on Form S-8 Nos. 333-07811, 33-82756, 33-67090, 33-39186, 33-44042, 33-53944, 33-88914, 33-88912 and 33-65133, Form
S-3 No. 33-46173, and Form S-4 Nos. 33-44116 and 33-60847.

ARTHUR ANDERSEN LLP

Miami, Florida,
 March 28, 1997.